Third-Quarter 2024 Earnings November 6, 2024 Exhibit 99.2

2 Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: updated 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share, net debt and leverage, free cash flow before dividends and the drivers thereof; preliminary 2025 outlook; the Company’s capital allocation priorities, including expected share repurchase activity; the impact of macroeconomic factors, including the strengthening of the U.S. dollar and potential future pandemics or recessions, strategic priorities and initiatives, including the Brink’s Business System and technology and systems investments; and expected growth from the deployment of technology-enabled solutions, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com

3 Third-Quarter Results Summary • Organic revenue growth of 13% – AMS/DRS organic growth of +26% and CVM organic growth of +9% – Offset by FX headwinds of (11%) and softness in global services • Adjusted EBITDA of $217M or 17.2%, EPS of $1.51 – Profit impacted by $10M security losses, revenue and currency mix, and the delayed productivity impact of technology investments in North America • Free Cash Flow of $135M, with 62% conversion from Adjusted EBITDA – Working capital improvements and capex efficiency offset by impact of currency Business Strategy Highlights • Two executive leadership additions to drive global services business and accelerate the Brink’s Business System • DRS and AMS revenue now 23% of total trailing-twelve-month revenue with total revenue up ~$500M in last two years – Key wins in the period across all geographies – Organic growth +20%, delivering ~$200M for the full year; strong backlog and pipeline support growth expectations into 2025 • Continued to execute on capital allocation framework – $125M in share repurchases year to date, $375M capacity remaining through year-end 2025 Updated 2024 guidance reflects currency, and market softness in global services • Revenue between $5,000 - $5,050M supported by low teens organic growth – AMS / DRS organic growth increased to +20% • Adjusted EBITDA between $900 - $920M, margin expansion of ~30 bps • EPS between $6.50 and $6.80 • Free cash flow $320 - $360M, conversion from adjusted EBITDA of ~37% Key Messages Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. (non-GAAP, $ millions, except EPS)

4 Third-Quarter 2024 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Excludes third-quarter 2024 $10 million year-over-year increase in security losses, primarily from one large loss event. 2. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. TTM Free Cash Flow (28%) Conversion of 29%2 Revenue +3% Organic +13% Acq +1% FX (11%) Adj. EBITDA (6%) $1,137 $1,227 $1,259 2022 2023 2024 Constant Currency +13% Constant Currency +16% EPS (27%) Constant Currency +10% $1.38 $2.07 $1.51 2022 2023 2024 $191 $366 $262 2022 2023 2024 29% CONV 42% CONV 25% CONV $189 $231 $217 2022 2023 2024 17.2% Margin 18.8% Margin 16.6% Margin Excl. Sec Loss Impact 1 18.0% Margin $227 Excl. Sec Loss Impact 1 $1.67

# Accelerating Investments to Improve Margins in North America

(non-GAAP, $ millions)

## North America EBITDA and EBITDA Margins


CAGR 15%
Pandemic
$129
$168
$154
$217
$228
$259
$284
11.7%
12.3%
12.2%
15.4%
14.4%
16.2%
17.4%
2018
2019
2020
2021
2022
2023
3Q '24 TTM

## Performance Drivers

### Technology and Systems Investment

- Investing to maximize benefits of the accelerating revenue shift to AMS and DRS
- Implementing centralized control tower to drive route efficiency
- Building platform to leverage “smart” algorithms and AI at scale
- Successfully accelerated cloud migration of legacy data center in third quarter

### Expected Productivity Benefits

- Creating capacity through dynamic planning and routing
- Improving back-office efficiency for branch route planning
- Leveraging platform to further maximize capital efficiency

**North America EBITDA +120% with EBITDA Margins +570bps Since 2018**

Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Results section of the Brink's website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP Adjusted EBITDA results in the Appendix

BRINKS 5

# AMS/DRS Delivering Growth and Margin Improvement

Increasing Growth and Mix Expectations Based on Strong Performance and Momentum

($ millions)



Brink's Revenue Mix
10%
13%
16%
21%
23-24%
22-23%
$359
$530
$743
$1,012
2020
2021
2022
2023
2024 Target
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

## Customer Offerings

### Cash & Valuables Management

- Q3 organic growth of 9%
- Stable cash markets despite economic and political uncertainty
- Muted growth in global services
  - Onboarding new dedicated global services leader

### Digital Retail Solutions

- Continued strong global customer demand
- U.S. backlog up 80% from start of '24, pipeline remains robust
- Recent wins: U.S. national auto parts retailer, Latin America national pharmacy chain, and an Asia-Pacific hypermarket

### ATM Managed Services

- Third consecutive quarter of organic growth acceleration
- Pipeline accelerating - many opportunities in proof-of-concept
- Recent wins: EU grocery store, North America large convenience store chain, digital bank and super-regional financial institution

TTM AMS/DRS mix up 100bps QoQ to **23% of total revenue; organic growth +26% in Q3'24**

BRINKS 6

7 AMS Case Study: Sainsbury’s + 1,370 ATMs Recent large win supports AMS growth profile into 2025 and beyond 24/7 Service Centre CIT & Cash Forecasting First & Second Line Maintenance Transaction Processing Created by roSymbolsfrom the Noun roject Created by Vectors ointfrom the Noun roject Created by Flatartfrom the Noun roject Created by emis malifrom the Noun roject PMO, Data, Account Management, IMAC + Improved Route Density + Margin Accretive Brink’s Providing Full Value Chain Solution

8 Third-Quarter Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $1,227 $89 $66 $7 $1,390 ( $131 ) $1,259 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. 1. Excludes third-quarter 2024 $10 million year-over-year increase in security losses, primarily from one large loss event. % Change (11%)13% 1% 3%13% Organic +$156 +9% +26% $217 $231 $35 $1 $267 ( $50 ) $227 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 18.8% Margin 17.2% Margin % Change 15% 16% (22%) (6%) 19.2% Margin -% Excl. Sec Loss Impact 1 18.0% Margin

9 $152 ( $63 ) ( $28 ) $7 $68 $56 $63 $28 $3 $217 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Third-Quarter Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 44.8 million 47.1 million 17.2% Margin (6%) Diluted Shares 12.0% Margin 3Q 2024 EPS: $1.51 3Q 2023 EPS: $2.07 Vs. 2023 ( $15 ) ( $9 ) $6 ( $12 ) ( $30 ) $3 $9 ( $6 ) $10 ( $14 ) Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

# Updated 2024 Free Cash Flow Guidance

(Non-GAAP, $ millions)


Free Cash Flow Guidance Change
$440
~($50)
Flat
~($15)
~($35)
Hedging
Interest
~ $340
Original FCF Guidance
Adjusted EBITDA
Working Capital, Capex & Other
Cash Taxes
Currency Impact
Updated FCF Guidance

## Components

### Adjusted EBITDA

- FX devaluation - primarily Mexican Peso
- Global services impact
- North America productivity delay

### Working Capital / Capex / Other

- Flat to expectations

### Cash Taxes

- Geographic mix of income

### Currency Impact

- Cash flows from FX hedging
- Higher interest expense from compounding effect of lower free cash flow

**2024 Free Cash Flow Negatively Impacted by Currency Devaluation, Primarily Mexican Peso**

BRINKS 10

11 Capital Allocation Framework Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Capital allocation priorities not shown in priority order. Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns $320 - $360M in targeted 2024 Free Cash Flow, Conversion of ~37% • Focus on deals with strong synergy potential that fit within our current footprint or service offerings 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments Dividends • $125M utilized to repurchase ~1.3M shares through Q3 • Executing purposeful, consistent dividend policy • Debt stable - within target range • Strategic investments driving growth and profitability • IT: Data center to cloud migration, cyber security, and routing technology system

# 2024 Guidance Updated

(non-GAAP, $ millions, except EPS)

## Guidance updated for FX and continued BGS headwinds partly offset with better AMS/DRS growth

| | 2023 Actual | 2024 Guidance | |
|---|---|---|---|
| | | Original | Updated |
| Revenue | $4,875 | $5,075 - 5,225 | $5,000 - $5,050 |
| Growth | | ~6% | ~3% |
| Adjusted EBITDA | $867 | $935 - 985 | $900 - $920 |
| Margin | 17.8% | ~18.6% | ~18.1% |
| Free Cash Flow | $400 | $415 - 465 | $320 - $360 |
| FCF / EBITDA | 46% | ~ 46% | ~37% |
| EPS | $7.35 | $7.30 - 8.00 | $6.50 – 6.80 |

- Revenue growth of ~3% with low teens organic growth
  - 20%+ AMS / DRS organic growth
  - Impact of market softness in global commodities movement and storage
- EBITDA margins impacted by revenue mix and currency flowthrough
- Progress on capital allocation framework continues; $375M share repurchase authorization remaining

Notes: See detailed reconciliations of non-GAAP to GAAP 2023 results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions.

BRINKS 12

Appendix

14 Partner for Customer Success Deliver secure commerce solutions Innovate to Grow Drive innovation that creates value Run the Business Better Operate with excellence and efficiency Win as Team Brink’s Unleash the power of our people CONFIDENTIAL. FOR INTERNAL USE ONLY – DO NOT DUPLICATE OR DISTRIBUTE. Our Strategic Pillars

15 Third-Quarter 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. AMS/DRS Mix based on trailing-twelve-month revenue $398 $413 2023 2024 $66 $62 2023 2024 16.5% Margin 15.0% Margin $340 $321 2023 2024 $82 $83 2023 2024 24.1% Margin 26.0% Margin $202 $209 2023 2024 $49 $51 2023 2024 24.1% Margin 24.2% Margin Latin America Revenue (5%) Adj. EBITDA 2% Constant currency +34% +60% North America Revenue +4% Adj. EBITDA (6%) Constant currency +4% (6%) Europe Revenue +10% Adj. EBITDA +12% Constant currency +9% +11% Rest of World Revenue +4% Adj EBITDA +4% Constant currency +3% +3% Organic +3% (7%) Acq +1% +1% FX – – Organic +34% +60% Acq – – FX (40%) (58%) Organic +8% +11% Acq +1% 0% FX +1% +1% Organic +3% +3% Acq/Disp 0% 0% FX +1% +1% $288 $316 2023 2024 $49 $55 2023 2024 17.4% Margin 17.1% Margin AMS/DRS Mix 28% AMS/DRS Mix 17% AMS/DRS Mix 39% AMS/DRS Mix 9%

16 Nine-Months 2024 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +3% Organic +13% Acq -% FX (10%) Adj. EBITDA +7% $3,345 $3,629 $3,748 2022 2023 2024 Constant Currency +13% Constant Currency +28% EPS +3% Constant Currency +45% $3.90 $4.61 $4.73 2022 2023 2024 $541 $615 $661 2022 2023 2024 17.6% Margin 17.0% Margin 16.2% Margin TTM Free Cash Flow (28%) Conversion of 29%1 $191 $366 $262 2022 2023 2024 29% CONV 42% CONV 25% CONV

17 Nine-Months Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $3,629 $292 $176 $15 $4,112 ( $365 ) $3,748 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (10%)13% 0% 3%13% Organic +$468 +10% +24% $615 $168 $2 $785 ( $125 ) $661 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 17.0% Margin 17.6% Margin % Change 27% 28% (20%) 7% 19.1% Margin -%

18 $452 ( $175 ) ( $87 ) $23 $213 $167 $175 $87 $19 $661 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Nine-Months Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 45.0 million 47.3 million 17.6% Margin +7% Diluted Shares 12.1% Margin 2024 EPS: $4.73 2023 EPS: $4.61 Vs. 2023 $27 ( $25 ) ( $12 ) $4 ( $5 ) $9 $25 $12 $6 $46 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

19 Nine-Months 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. $1,197 $1,230 2023 2024 $178 $202 2023 2024 14.8% Margin 16.4% Margin $989 $987 2023 2024 $241 $238 2023 2024 24.3% Margin 24.1% Margin $600 $614 2023 2024 $139 $143 2023 2024 23.2% Margin 23.4% Margin Latin America Revenue -% Adj. EBITDA (1%) Constant currency 36% +49% North America Revenue +3% Adj. EBITDA +14% Constant currency +3% +14% Europe Revenue +9% Adj. EBITDA +10% Constant currency +8% +10% Rest of World Revenue +2% Adj EBITDA +3% Constant currency +3% +4% Organic +2% +13% Acq +1% +1% FX – – Organic +36% +49% Acq – – FX (37%) (50%) Organic +8% +10% Acq +1% -- FX -- -- Organic +3% +4% Acq/Disp – – FX (1%) (1%) $842 $917 2023 2024 $128 $142 2023 2024 15.4% Margin 15.2% Margin

20 Third-Quarter 2024 Revenue & Operating Profit by Segment ($ millions) Note: Constant currency represents 2024 results at 2023 exchange rates. $398 $413 2023 2024 $48 $42 2023 2024 11.9% Margin 10.1% Margin $340 $321 2023 2024 $68 $70 2023 2024 20.1% Margin 21.9% Margin $202 $209 2023 2024 $43 $44 2023 2024 21.1% Margin 20.9% Margin Latin America Revenue (5%) Operating Profit 3% Constant currency +34% +70% North America Revenue +4% Operating Profit (13%) Constant currency +4% (13%) Europe Revenue +10% Operating Profit +12% Constant currency +9% +11% Rest of World Revenue +4% Operating Profit 3% Constant currency +3% 2% Organic +3% (13%) Acq +1% +1% FX – – Organic +34% +70% Acq – – FX (40%) (67%) Organic +8% +11% Acq +1% +1% FX +1% +1% Organic +3% 2% Acq/Disp – – FX +1% - $288 $316 2023 2024 $36 $40 2023 2024 12.7% Margin 12.4% Margin

21 Nine-Months 2024 Revenue & Operating Profit by Segment ($ millions) Note: Constant currency represents 2024 results at 2023 exchange rates. $1,197 $1,230 2023 2024 $124 $142 2023 2024 10.3% Margin 11.5% Margin $989 $987 2023 2024 $201 $197 2023 2024 20.3% Margin 19.9% Margin $600 $614 2023 2024 $121 $124 2023 2024 20.2% Margin 20.2% Margin Latin America Revenue -% Operating Profit (2%) Constant currency +36% +57% North America Revenue +3% Operating Profit 15% Constant currency +3% 15% Europe Revenue +9% Operating Profit +13% Constant currency +8% +13% Rest of World Revenue +2% Operating Profit 2% Constant currency +3% 3% Organic +2% 14% Acq +1% +1% FX – – Organic +36% +57% Acq – – FX (37%) (59%) Organic +8% +12% Acq +1% +1% FX -% -% Organic +3% 3% Acq/Disp – – FX (1%) (1%) $842 $917 2023 2024 $87 $98 2023 2024 10.7% Margin 10.3% Margin

22 Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Net of unamortized debt issuance costs of $6 million as of 12/31/2023 and $13 million as of 9/30/2024. 2. Net Debt divided by Adjusted EBITDA. (Non-GAAP, $ millions)Leverage Within Targeted Range $867 $913 2023 Actual Q3 2024 TTM Actual Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $994 $1,387 $1,527 $1,330 $2,521 $2,717 12/31/2023 Actual 9/30/2024 Actual Unsecured Senior Notes1 Secured Net Debt Leverage Ratio 2 2.91 2.98

23 Brink’s is Well Positioned to Deliver During Market Uncertainties 7% -0.5% 4% 7% 6% 4% 5% 3% 6% 6% 7% 6% -7% 5% 12% 9% ~10-13% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PandemicRecession Organic Revenue Growth1 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 1. Total company organic revenue growth adjusted to exclude Venezuela prior to the 2018 deconsolidation. • Organic growth has been consistent over last 15+ years • Resilience during macro economic volatility • Diverse geographic and end-market customer base 11.7% 13.3% 14.8% 15.4% 15.3% 16.3% 17.4% 17.8% ~18.1% 2016 2017 2018 2019 2020 2021 2022 2023 2024 Adjusted EBITDA Margin • Margins are durable during downturns • Variable cost structure allows flexibility to protect margins in the downturn and scale up for growth • Leveraging the Brink’s Business System to improve margins regardless of market environment (non-GAAP) Pandemic Target Target

24 Q3 Nine Months Operating profit (loss): GAAP 59.5$ 218.4 Reorganization and Restructuring(a) 19.6 34.0 Acquisitions and dispositions(a) 35.7 66.3 Argentina highly inflationary impact(a) 12.0 27.1 Change in allowance estimate(a) (0.3) 16.0 Chile antitrust matter(a) 0.3 1.1 Non-GAAP 126.8$ 362.9 Income (loss) from continuing operations attributable to Brink's: GAAP 19.2$ 125.8 Reorganization and Restructuring(a) 15.8 27.9 Acquisitions and dispositions(a) 21.2 47.8 Argentina highly inflationary impact(a) 12.4 29.5 Change in allowance estimate(a) (0.2) 12.2 Chile antitrust matter(a) 0.2 0.8 Retirement plans(b) 0.9 4.3 Valuation allowance on tax credits(b) 2.2 (52.8) Income tax rate adjustment(c) (6.2) (8.7) Non-GAAP 65.5$ 186.8 EPS: GAAP 0.41$ 2.63 Reorganization and Restructuring(a) 0.33 0.58 Acquisitions and dispositions(a) 0.45 1.00 Argentina highly inflationary impact(a) 0.26 0.62 Change in allowance estimate(a) - 0.26 Chile antitrust matter(a) - 0.02 Retirement plans(b) 0.02 0.09 Valuation allowance on tax credits(b) 0.05 (1.10) Income tax rate adjustment(c) (0.13) (0.18) Non-GAAP 1.38$ 3.90$ 2022 2022 Non-GAAP Results Reconciled to GAAP Amounts may not add due to rounding. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) See “Other Items Not Allocated To Segments” on slides 26-28 for details. (b) See "Reconciliations of Non-GAAP to GAAP Measures" on slides 29-30 for details. (c) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 30.3% for 2022 and 33.6% for 2021. (d) There is no difference between GAAP and non-GAAP share- based compensation amounts for the periods presented. (e) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in 2020, a $0.6 million non- GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, and a $4.0 million non-GAAP adjustment for a full-year loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

# Non-GAAP Results Reconciled to GAAP (2016 – 2022 EBITDA)

**The Brink's Company and subsidiaries**

Non-GAAP Reconciliations

(In millions, except for per share amounts)

| | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | | | 2022 | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Full Year | Full Year | Full Year | Full Year | Full Year | Nine Months | Full Year | Q3 | Nine Months | Full Year |
| Revenues: | | | | | | | | | | |
| GAAP | $ 3,020.6 | $ 3,347.0 | $ 3,488.9 | $ 3,683.2 | $ 3,690.9 | $ 3,102.0 | 4,200.2 | $1,136.7 | 3,344.6 | 4,535.5 |
| Venezuela operations[a] | (109.4) | (154.1) | (51.4) | - | - | - | - | - | - | - |
| Acquisitions and dispositions[a] | (2.8) | - | - | 0.5 | - | - | - | - | - | - |
| Internal loss[a] | - | - | - | (4.0) | - | - | - | - | - | - |
| Non-GAAP | $ 2,908.4 | $ 3,192.9 | $ 3,437.5 | $ 3,679.7 | $ 3,690.9 | $ 3,102.0 | 4,200.2 | $1,136.7 | 3,344.6 | 4,535.5 |
| | | | | | | | | | | |
| Adjusted EBITDA: | | | | | | | | | | |
| Net income (loss) attributable to Brink's | $ 34.5 | $ 16.7 | $ (33.3) | $ 29.0 | $ 16.0 | $ 55.6 | 105.2 | $ 19.2 | 125.6 | 170.6 |
| Interest expense | 20.4 | 32.2 | 66.7 | 90.6 | 96.5 | 83.0 | 112.2 | 34.7 | 95.0 | 138.8 |
| Income tax provision | 78.5 | 157.7 | 70.0 | 61.0 | 56.6 | 59.2 | 120.3 | 8.5 | (3.3) | 41.4 |
| Depreciation and amortization | 131.6 | 146.6 | 162.3 | 185.0 | 206.8 | 178.1 | 239.5 | 58.6 | 179.9 | 245.8 |
| EBITDA | $ 265.0 | $ 353.2 | $ 265.7 | $ 365.6 | $ 375.9 | $ 375.9 | 577.2 | $ 121.0 | 397.2 | 596.6 |
| Discontinued operations | 1.7 | 0.2 | - | (0.7) | 0.8 | 0.1 | (2.1) | - | 0.2 | 2.9 |
| Venezuela operations[a] | (12.3) | (13.7) | (1.0) | 0.9 | - | - | - | - | - | - |
| Reorganization and Restructuring[a] | 30.3 | 19.6 | 18.7 | 28.6 | 65.5 | 34.7 | 42.8 | 19.5 | 33.9 | 37.7 |
| Acquisitions and dispositions[a] | 16.4 | 3.2 | 28.1 | 56.8 | 53.0 | 15.5 | 18.8 | 21.4 | 23.9 | 30.9 |
| Prepayment penalties[a] | - | 8.3 | - | - | - | - | - | - | - | - |
| Interest on Brazil tax claim[a] | - | 1.6 | - | - | - | - | - | - | - | - |
| Argentina highly inflationary impact[a] | - | - | 7.5 | 12.7 | 8.8 | 7.2 | 10.1 | 11.6 | 26.9 | 42.7 |
| Change in allowance estimate[a] | - | - | - | - | - | - | - | (0.3) | 16.0 | 15.6 |
| Ship loss matter[a] | - | - | - | - | - | - | - | - | - | 4.9 |
| Chile antitrust matter[a] | - | - | - | - | - | 9.5 | 9.5 | 0.3 | 1.1 | 1.4 |
| Internal loss[a] | - | - | - | 20.9 | 6.9 | (2.4) | (21.1) | - | - | - |
| Reporting compliance[a] | - | - | 4.5 | 2.1 | 0.5 | - | - | - | - | - |
| Gain on lease termination[a] | - | - | - | (5.2) | - | - | - | - | - | - |
| Loss on deconsolidation of Venezuela operations[a] | - | - | 126.7 | - | - | - | - | - | - | - |
| Retirement plans[b] | 31.5 | 34.9 | 33.2 | 47.3 | 33.8 | 20.3 | 29.8 | 1.6 | 6.4 | 11.0 |
| Income tax rate adjustment[c] | - | - | - | - | - | 0.6 | - | 0.3 | 0.8 | - |
| Share-based compensation[d] | 9.5 | 17.7 | 28.3 | 35.0 | 31.3 | 27.9 | 34.0 | 14.3 | 36.3 | 48.6 |
| Marketable securities (gain) loss[e] | (0.5) | (1.5) | (2.7) | 2.9 | (10.5) | (16.3) | (16.4) | (0.7) | (1.8) | (4.0) |
| Adjusted EBITDA | $ 341.6 | $ 423.5 | $ 509.0 | $ 566.9 | $ 566.0 | $ 473.0 | 682.6 | $ 189.0 | 540.9 | 788.3 |

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Amounts may not add due to rounding.
See slide 24 for footnote explanations.

The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.

BRINKS 25

26 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Reorganization and Restructuring Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. 2022 Global Restructuring Plan In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, $17.3 million in 2017, and an additional $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. We recognized charges of $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million in net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. Acquisitions and dispositions Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition- related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results. These items are described below: 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to AI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key AI employees was $3.5 million in 2022.

27 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key AI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

28 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions began to recover from the pandemic, we re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. The charge and credit were not reflective of the Company's operations and revenue generating activities in the periods recorded. Additionally, given the unusual nature of the events that led to the charge (i.e. the COVID-19 pandemic), a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered extensive damages and losses of cargo. Our cargo did not suffer any damage. However, the ship owner declared a "general average claim," an ancient maritime law principle, to recover losses from customers with undamaged cargo based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the events that led to the charge, a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded this amount when evaluating internal performance. Therefore, it has not been allocated to segment or Corporate results and is excluded from non-GAAP results. Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021. The post-2021 adjustments were primarily related to changes in currency rates. Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Internal loss We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink's and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Reporting compliance We incurred certain compliance costs related to the implementation and January 1, 2019 adoption of the new lease accounting standard, primarily third-party costs ($2.7 million in 2018, $1.8 million in 2019, $0.5 million in 2020, and no significant amounts in the other periods presented) and remediation of material weaknesses in internal controls over financial reporting, primarily third-party costs ($1.8 million in 2018, $0.3 million in 2019, and no such costs in the other periods presented). These third-party costs are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

29 Non-GAAP Reconciliation – Other Non-GAAP Measures and Reconciliations to GAAP Measures • Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non-GAAP operating profit divided by revenues. • Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. • Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustment, share-based compensation and marketable securities (gain) loss. • Non-GAAP diluted EPS from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares. • Impact of Acquisitions/ Dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period. • Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income. • Free Cash Flow before Dividends: This non-GAA measure reflects Management’s calculation of cash flows that are available for capital or investing activities such as paying dividends, share repurchases, debt, acquisitions and other investments. The measure is calculated as net cash flows from operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to equipment used to operate our business, including capital expenditures, cash proceeds from sale of property and equipment, as well as proceeds from lessor debt financing. The latter item, which is part of cash flows from financing activities and relates to the subsequent financings of certain capital expenditures, was added to our calculation in the second quarter of 2024 as we believe such cash flows are similar in nature to transactions reported in Investing Activities, which have historically been included in our calculation. Prior amounts were recast to reflect this change. • Net Debt: Net Debt equals total debt less cash and cash equivalents available for general corporate purposes. We exclude from cash and cash equivalents amounts held by our cash management services operations, as such amounts are not considered available for general corporate purposes. These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit, are utilized as performance measures in certain management incentive compensation plans. Non-GAAP measures described below and included in this filing are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance: In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance:

30 Non-GAAP Reconciliation – Other Non-GAAP Measures and Reconciliations to GAAP Measures Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. Amounts held by cash management services operations As described above, cash held in certain of our secure cash management services operations is not available to support our operations and revenue generating activities. Therefore, management excludes this specific cash balance when assessing our liquidity and capital resources, and in our computation of Net Debt. We believe that the exclusion of this cash balance from our non- GAAP Net Debt measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. Reconciliations of Non-GAAP to GAAP Measures Non-GAA measures are reconciled to comparable GAA measures either in the tables below or in “Liquidity and Capital Resources” section. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments on Slide C. Additional reconciling items include the following: Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non- cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Valuation allowance on tax credits As a result of new foreign tax credit regulations, we released a valuation allowance on deferred tax assets and recorded a significant income tax credit in 2022. This gain related to a major tax law change. A similar event is not reasonably likely to recur within two years, nor did a similar event occur within the prior two years. Also, the gain is not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from non-GAAP operating cash flows is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure.

# Non-GAAP Reconciliation – Segment Adjusted EBITDA

**The Brink's Company and subsidiaries**

(In millions)

Segment Adjusted EBITDA:

| | 2023 | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Q3 | | | Nine Months | | | Full Year | | |
| | GAAP amounts | Add back: Depreciation and amortization | Segment Adjusted EBITDA | GAAP amounts | Add back: Depreciation and amortization | Segment Adjusted EBITDA | GAAP amounts | Add back: Depreciation and amortization | Segment Adjusted EBITDA |
| Operating Profit: | | | | | | | | | |
| North America | $ 47.5 | 18.1 | 65.6 | 123.6 | 53.9 | 177.5 | 185.2 | 73.9 | 259.1 |
| Latin America | 68.1 | 13.8 | 81.9 | 200.6 | 40.0 | 240.6 | 280.3 | 53.6 | 333.9 |
| Europe | 35.8 | 13.3 | 49.1 | 87.1 | 41.1 | 128.2 | 125.0 | 54.2 | 179.2 |
| Rest of World | 42.6 | 6.1 | 48.7 | 121.2 | 17.8 | 139.0 | 164.1 | 24.4 | 188.5 |
| Total Segment | 194.0 | 51.3 | 245.3 | 532.5 | 152.8 | 685.3 | 754.6 | 206.1 | 960.7 |
| Corporate | (27.7) | 1.8 | | (107.0) | 5.3 | | (139.6) | 5.3 | |
| Other Items not Allocated to Segments | (28.6) | 16.0 | | (102.4) | 48.2 | | (189.8) | 64.4 | |
| Total operating profit | $ 137.7 | | | 323.1 | | | 425.2 | | |
| Interest expense | (53.8) | | | (151.5) | | | (203.8) | | |
| Interest and other nonoperating income (expense) | 2.9 | | | 11.7 | | | 14.4 | | |
| Provision for income taxes | (37.3) | | | (81.0) | | | (139.2) | | |
| Income (expense) from discontinued operations, net of tax | (0.1) | | | 0.5 | | | 1.7 | | |
| Net income attributable to noncontrolling interests | (3.8) | | | (10.1) | | | (10.6) | | |
| **Net income attributable to Brink's** | $ 45.6 | | | 92.7 | | | 87.7 | | |

| | 2024 | | | | | |
|---|---|---|---|---|---|---|
| | Q3 | | | Nine Months | | |
| | GAAP amounts | Add back: Depreciation and amortization | Segment Adjusted EBITDA | GAAP amounts | Add back: Depreciation and amortization | Segment Adjusted EBITDA |
| Operating Profit: | | | | | | |
| North America | $ 41.5 | 20.3 | 61.8 | 141.6 | 60.7 | 202.3 |
| Latin America | 70.3 | 13.1 | 83.4 | 196.5 | 41.2 | 237.7 |
| Europe | 40.1 | 14.9 | 55.0 | 98.2 | 43.3 | 141.5 |
| Rest of World | 43.8 | 6.8 | 50.6 | 123.9 | 19.5 | 143.4 |
| Total Segment | 195.7 | 55.1 | 250.8 | 560.2 | 164.7 | 724.9 |
| Corporate | (44.1) | 0.8 | | (108.0) | 2.7 | |
| Other Items not Allocated to Segments | (40.0) | 18.9 | | (103.7) | 52.9 | |
| Total operating profit | $ 111.6 | | | 348.5 | | |
| Interest expense | (63.0) | | | (175.3) | | |
| Interest and other nonoperating income (expense) | 10.5 | | | 36.3 | | |
| Provision for income taxes | (27.2) | | | (75.5) | | |
| Income (expense) from discontinued operations, net of tax | - | | | (0.1) | | |
| Net income attributable to noncontrolling interests | (3.0) | | | (9.5) | | |
| **Net income attributable to Brink's** | $ 28.9 | | | 124.4 | | |

Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization.
Amounts may not add due to rounding.

BRINKS 31

32 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) Q3 Nine Months Full Year Q3 Nine Months North America 65.6$ 177.5 259.1 61.8$ 202.3 Latin America 81.9 240.6 333.9 83.4 237.7 Europe 49.1 128.2 179.2 55.0 141.5 Rest of World 48.7 139.0 188.5 50.6 143.4 Total segment adjusted EBITDA(a) 245.3$ 685.3 960.7 250.8$ 724.9 Corporate expenses (27.7) (107.0) (139.6) (44.1) (108.0) Corporate depreciation and amortization 1.8 5.3 5.3 0.8 2.7 Interest and other nonoperating income (expense)(b) 22.6 29.0 61.8 10.0 32.4 Net income attributable to noncontrolling interests(b) (4.2) (10.4) (11.6) (3.3) (9.7) Share-based compensation(c) 6.4 26.5 33.0 7.5 24.1 Marketable securities (gain) loss(d) (13.7) (13.4) (42.4) (4.9) (5.5) Consolidated adjusted EBITDA 230.5$ 615.3 867.2 216.8$ 660.9 2023 2024 (a) See detailed reconciliations of the Third Quarter and Nine Months 2024 and the Third Quarter, Nine Months and Full Year 2023 Segment Adjusted EBITDA in the Appendix. (b) See detailed reconciliations of non-GAAP to GAAP results on slide 33. (c) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the nine months ended 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (d) Due to the impact of Argentina highly inflationary accounting, there was a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023, a $23.3 million non-GAAP adjustment for a loss in the nine months ended 2023, a $55.2 million non-GAAP adjustment for a loss in the full year 2023, a $0.2 million non-GAAP adjustment for a loss in the second quarter of 2024, and a $0.7 million non-GAAP adjustment for a loss in the third quarter of 2024. There is no difference between GAAP and non-GAAP marketable securities (gain) loss amounts for the other periods presented.

# 2023 – 2024 Non-GAAP Results Reconciled to GAAP

**The Brink's Company and subsidiaries**
(In millions)

| | 2023 | | | 2024 | |
|---|---|---|---|---|---|
| | Q3 | Nine Months | Full Year | Q3 | Nine Months |
| Interest and other nonoperating income (expense): | | | | | |
| GAAP | $ 2.9 | 11.7 | 14.4 | $ 10.5 | 36.3 |
| Acquisitions and dispositions[a] | (0.9) | 0.2 | 1.2 | 1.3 | 1.1 |
| Argentina highly inflationary impact[a] | 22.7 | 23.3 | 55.2 | 0.7 | 0.9 |
| Retirement plans[b] | (2.1) | (6.2) | (9.0) | (2.5) | (5.9) |
| Non-GAAP | $ 22.6 | 29.0 | 61.8 | $ 10.0 | 32.4 |
| | | | | | |
| Net income attributable to noncontrolling interests: | | | | | |
| GAAP | $ 3.8 | 10.1 | 10.6 | $ 3.0 | 9.5 |
| Acquisitions and dispositions[a] | 0.3 | 0.8 | 1.0 | 0.2 | 0.7 |
| Income tax rate adjustment[c] | 0.1 | (0.5) | - | 0.1 | (0.5) |
| Non-GAAP | $ 4.2 | 10.4 | 11.6 | $ 3.3 | 9.7 |

(a) See "Other Items Not Allocated To Segments" details included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.

(b) See "Reconciliations of Non-GAAP to GAAP Measures" on slides 29-30 for details.

(c) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 28.1% for 2024 and was 24.8% for 2023.

BRINKS 33

34 Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) Nine Months Full Year Nine Months Full Year 2021 2021 2022 2022 Cash flows provided from (used in) operating activities - GAAP 273.6$ 478.0$ 200.5$ 479.9$ (Increase) decrease in restricted cash held for customers (a) (12.7) (60.2) 4.4 (50.0) (Increase) decrease in customer obligations(a) (10.0) (15.7) (4.0) (50.0) G4S intercompany payments 2.6 2.6 - - Capital expenditures (113.7) (167.9) (131.5) (182.6) Proceeds from sale of property, equipment and investments 5.7 7.7 3.3 5.7 Proceeds from lessor debt financing 2.5 2.5 19.4 19.4 Free cash flow before dividends(a) 148.0$ 247.0$ 92.1$ 222.4$ (a) Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See slide D for further information and descriptions of the adjustments. (a) Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See slides 29-30 for further information and descriptions of the adjustments.

35 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) December 31, September 30, (In millions) 2023 2024 Debt: Short-term borrowings 151.7$ 140.8$ Long-term debt 3,379.6 3,710.5 Total Debt 3,531.3 3,851.3 Less: Cash and cash equivalents 1,176.6 1,226.3 Amounts held by Cash Management Services operations (a) (166.2) (92.4) Cash and cash equivalents available for general corporate purposes 1,010.4 1,133.9 Net Debt(a) 2,520.9$ 2,717.4$ a) Net Debt is a supplemental non-GAAP financial measure that is not required by or presented in accordance with GAAP. See slides 29-30 for further information and descriptions of the adjustments. Included within Net Debt is net cash from our Argentina operations of $83 million at September 30, 2024 and $63 million at December 31, 2023.